Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-175007) pertaining to Compressco Partners, L.P. 2011 Long Term Incentive Plan of our report dated March 21, 2012, with respect to the consolidated financial statements of Compressco Partners, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

                                     /s/ERNST & YOUNG LLP

Houston, Texas
March 21, 2012